                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the use of our report dated July 12, 1999 in the Registration Statement pertaining to the 1999 Non-Qualified Stock Option Plan of Healthnet International Inc. with respect to the consolidated financial statements of Healthnet International Inc. incorporated by reference in its Registration Statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on September 3, 1999.



                                                         "ERNST & YOUNG LLP"
Vancouver, Canada                                        Ernst & Young LLP
November 17, 1999                                       Chartered Accountants

                                      -7-